As filed with the Securities and Exchange Commission on September 30, 2003
                              Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   3M COMPANY
             (Exact name of Registrant as specified in its charter)

            Delaware                                    41-0417775
    (State of incorporation)                    (I.R.S. Employer I.D. No.)

                                    3M Center
                            St. Paul, Minnesota 55144
                                 (651) 733-2204
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                     2002 MANAGEMENT STOCK OWNERSHIP PROGRAM
                            (Full title of the plan)

                                 Gregg M. Larson
                     Assistant General Counsel and Secretary
                                   3M Company
                                    3M Center
                            St. Paul, Minnesota 55144
                           Telephone: (651) 733-2204
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                             Proposed              Proposed
                                                              Maximum               Maximum            Amount of
    Title of Securities              Amount to be             Offering             Aggregate         Registration
      to be Registered               Registered (1)          Price/Share (2)     Offering Price         Fee (3)
------------------------------------------------------------------------------------------------------------------
     Common Stock, $0.01
       par value/share                 7,700,000              $141.15            $1,086,855,000       $87,926.57
------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

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

(3) Pursuant to Rule 457(p) under the Securities Act, the amount of the registration fee payable hereunder has been partially offset by $9,066 which is the remaining unused balance related to $130,416 of filing fees paid in respect of $494,000,000 of unsold securities previously registered under the Registration Statement on Form S-3 (No. 333-48922) of 3M Company filed with the Securities and Exchange Commission on October 30, 2000. The amount of the filing fee for securities to be registered hereunder pursuant to such offset has been recalculated based upon the current fee rate of $80.90 per million. Therefore, a $78,860.57 filing fee relating to securities being registered hereunder is being paid herewith.


REGISTRATION OF ADDITIONAL SECURITIES

         The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 2002 Management Stock Ownership Program. In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8, Registration No. 333-101751 is incorporated herein by reference and the information required by Part II is omitted, except for Items 3 and 5, which have been updated.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference in this Registration Statement:

3M COMMISSION FILINGS (FILE NO. 1-3285)              DATE/PERIOD
---------------------------------------              -----------
       Description of 3M's common stock              Dated July 31, 2000, as
       contained in 3M's Registration Statement      amended on August 18, 2000
       on Form S-3, Registration No. 333-42660.

       Annual Report on Form 10-K                    Year ended December 31,
                                                     2002

       Quarterly Reports on Form 10-Q                Quarters ended March 31,
                                                     2003 and June 30, 2003

       Current Reports on Form 8-K                   March 4, 2003, March 26,
                                                     2003, May 23, 2003,
                                                     August 13, 2003, and
                                                     August 21, 2003

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act), after the date hereof and prior to the filing of a post-effective amendment (other than Current Reports furnished under Item 9 of Form 8-K which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that

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

a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Gregg M. Larson, who is our Assistant General Counsel, has issued an opinion about the validity of securities registered hereby, as well as other relevant legal matters. Mr. Larson beneficially owns, or has options to acquire, a number of shares of our common stock, which represents less than 1% of the total outstanding common stock.

ITEM 8.  EXHIBITS.

         See Exhibit Index

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, and State of Minnesota on September 30, 2003.

                                  3M COMPANY

                                  By     /s/ Gregg M. Larson
                                         --------------------------------------
                                  Name:  Gregg M. Larson
                                  Title: Assistant General Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

        Signature                               Title
        ---------                               -----

           *                    Chairman of the Board, Chief
----------------------          Executive Officer and Director
W. James McNerney, Jr.

           *                    Senior Vice President, Chief
----------------------          Financial Officer (Principal Financial
Patrick D. Campbell             Officer)

           *                    Vice President and Controller
----------------------
Ronald G. Nelson


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

           *                    Director
----------------------
Linda G. Alvarado

           *                    Director
----------------------
Edward A. Brennan

           *                    Director
----------------------
Edward M. Liddy

           *                    Director
----------------------
Aulana L. Peters

           *                    Director
----------------------
Rozanne L. Ridgway

           *                    Director
----------------------
Kevin W. Sharer

           *                    Director
----------------------
Louis W. Sullivan



*By:  /s/ Gregg M. Larson
     ---------------------
       Gregg M. Larson
       Attorney-in-fact
Date:  September 30, 2003

















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



                                INDEX TO EXHIBITS



----------------  -------------------------------------------------------------
 Exhibit Number   Description
----------------  -------------------------------------------------------------
        5         Opinion of Counsel re Legality (Consent of Counsel
                  included therein).
----------------  -------------------------------------------------------------
       15         Awareness Letter of PricewaterhouseCoopers LLP (regarding
                  interim financial information)
----------------  -------------------------------------------------------------
       23         Consent of PricewaterhouseCoopers LLP (Consent of Counsel
                  included in Exhibit 5).
----------------  -------------------------------------------------------------
       24         Power of Attorney
----------------  -------------------------------------------------------------








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